Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Byrna Technologies, Inc. on Form S-8 (No. 333-260106) of our report dated February 11, 2022, on our audits of the consolidated financial statements as of November 30, 2021 and 2020 and for each of the years then ended, which report is included in this Annual Report on Form 10-K, to be filed on or about February 11, 2022.

/s/EisnerAmper LLP

EISNERAMPER LLP

New York, New York

February 11, 2022